Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 433-5210
FORESTAR GROUP INC. REPORTS
FIRST QUARTER 2009 RESULTS
     AUSTIN, TEXAS, May 6, 2009—Forestar Group Inc. (NYSE: FOR) today reported first quarter 2009 net loss of ($3.9) million, or ($0.11) per basic share, compared with first quarter 2008 net loss of ($0.2) million, or ($0.01) per basic share outstanding. First quarter 2009 results include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.
     “Market conditions continue to be challenging for each of our segments,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Even with a significant slowdown in real estate sales, we are focused on positioning Forestar to generate positive cash flow by significantly reducing investment in real estate development and lowering costs.”
     Forestar Group manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources
     Our real estate segment includes over 363,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located in Texas, Louisiana, Alabama and Georgia. Mineral resources also include a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources include the sale of wood fiber, primarily in Georgia, and manages our recreational leases.
REAL ESTATE

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2009	2008	2008
($ in Millions)	$0.5	$3.5	$3.0
     First quarter 2009 real estate segment earnings were negatively impacted by $1.2 million principally associated with an impairment charge and increased legal reserves.

Sales Activity

	Q1 2009		Q1 2008
	Sales	Price	Sales	Price

Undeveloped Land*	2,192 acres	$3,800 / acre	1,349 acres	$4,600 / acre
Residential Lots*	107 lots	$72,400 / lot	388 lots	$46,200 / lot
Commercial Acres*	4 acres	$215,600 / acre	22 acres	$84,700 / acre

*	Includes venture activity
     During first quarter 2009, 2,192 acres of undeveloped land were sold at an average sales price of approximately $3,800 per acre.
     Residential sales activity for all wholly and partially-owned projects during first quarter 2009 included the sale of 107 lots at an average price of approximately $72,400 per lot. First quarter 2008 residential lot sales activity includes the sale of 192 high density lots for approximately $24,300 per lot at a mixed-used venture located near Houston, Texas.
     Commercial activity for all wholly and partially-owned projects during first quarter 2009 included the sale of four acres at an average price of approximately $215,600 per acre.
     “Although residential lot sales have declined, our average residential lot price has remained stable, driven by the quality and location of our residential and mixed-use real estate developments,” added Jim DeCosmo.
Real Estate Pipeline
     Forestar’s real estate segment includes over 363,000 acres of land owned directly or through ventures located in nine states and twelve markets.
Q1 2009 Real Estate Pipeline

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	305,857				312,734
Ventures	6,877

Residential
Owned		28,535	7,932	735	44,119
Ventures		1,080	4,603	1,234

Commercial
Owned		3,985	1,056	520	6,334
Ventures			518	255

Total Acres	312,734	33,600	14,109	2,744	363,187

Estimated Residential Lots			25,450	4,315	29,765

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 16,000 acres of undeveloped land

Entitlement Activity
     Forestar has 24 real estate projects representing 33,600 acres in the entitlement process, including ventures. During first quarter 2009, we entitled one project located near Atlanta, Georgia which includes about 25 residential acres and 80 commercial acres. Including venture activity, Forestar has over 14,100 acres of entitled land, representing over 25,400 residential lots and almost 1,600 commercial acres.
Development Activity
     Forestar has 2,700 acres developed and under development owned directly or through ventures.
Investment Activity
     During first quarter 2009, Forestar did not acquire additional real estate. In addition, the company invested only $7.6 million in real estate development activity, compared with approximately $20.6 million in first quarter 2008. “Excluding our contributions to the resort at Cibolo Canyons, first quarter 2009 investment in development was down almost 70% compared with first quarter 2008,” added Mr. DeCosmo.
MINERAL RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2009	2008	2008
($ in Millions)	$4.8	$6.5	$6.1
Mineral Activity
     Forestar owns 622,000 net acres of oil and gas mineral interests in Texas, Louisiana, Alabama and Georgia.
Mineral Activity
First Quarter 2009

	Revenues	Activity*
Royalties	$3.5 million	Natural Gas Production (MMCF)	394.7
		Average Price / MCF	$6.16
		Oil Production (Barrels)	26,200
		Average Price / Barrel	$47.24

Other Lease Revenues	$2.4 million	Acres Leased	6,116

		Average Bonus / Acre	$347

Total Revenues	$5.9 million

*	Includes venture activity
     During first quarter 2009, our share of oil and gas production related to our royalty interests was about 26,200 barrels of oil and approximately 394.7 MMCF of natural gas. In addition, Forestar generated other lease revenues of $2.4 million principally related to the leasing of over 6,100 net mineral acres for $347 per acre.

Minerals Activity
     Forestar’s mineral resources segment includes approximately 622,000 net mineral acres located in Texas, Louisiana, Alabama and Georgia.
Q1 2009 Minerals Activity

	Available		Held by
State	for Lease*	Leased	Production	Total
Texas	124,000	101,000	19,000	244,000
Louisiana	104,000	10,000	7,000	121,000
Alabama	48,000	9,000	—	57,000
Georgia	200,000	—	—	200,000

	476,000	120,000	26,000	622,000

*	Includes approximately 11,200 net acres subject to lease option.
FIBER RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2009	2008	2008
($ in Millions)	$2.9	$2.8	$2.7
Fiber Sales Activity
     During first quarter 2009 Forestar generated approximately $3.7 million in revenues from the sale of about 0.3 million tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Strategic Initiatives Update
     Forestar previously announced the following strategic initiatives to enhance shareholder value:
•	Generate significant cash flow, principally from the sale of approximately 175,000 acres of HBU timberland

•	Reduce debt by approximately $150 million, and

•	Repurchase up to 20% of the company’s outstanding shares
     Debt reduction and share repurchases will be funded by proceeds from the asset sales described above.
     “We announced a definitive agreement with Hancock Timber Resource Group May 4, 2009, to sell approximately 75,000 acres of timberland in Georgia and Alabama for $120 million in a cash transaction. We are confident in our ability to successfully execute our strategic initiatives and this initial sale represents a significant first step, despite difficult market conditions. The transaction is expected to close in second quarter 2009, and we intend to use proceeds from this sale to reduce debt. We firmly believe that our strategic initiatives will enhance shareholder value,” said Jim DeCosmo, president and chief executive officer.

     The Company will host a conference call on May 6, 2009 at 10:00 am EDT to discuss results of first quarter 2009. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-730-5762 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-857-350-1586. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 58752126.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 363,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 24 real estate projects representing 33,600 acres currently in the entitlement process, and 75 entitled, developed and under development projects in seven states and eleven markets encompassing almost 17,000 acres, comprised of almost 30,000 residential lots and over 2,300 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www. forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	First Quarter
	2009	2008
	(In thousands,
	Except per share)
Revenues
Real estate	$18,787	$28,443
Mineral resources	5,921	6,268
Fiber resources	4,369	2,512

Total revenues	$29,077	$37,223

Segment earnings
Real estate	$542	$3,543
Mineral resources	4,782	6,505
Fiber resources	2,909	2,840

Total segment earnings	8,233	12,888
Expenses not allocated to segments
General and administrative (a)	(7,619)	(5,006)
Share-based compensation	(1,706)	(2,681)
Interest expense	(5,166)	(5,666)
Other non-operating income	51	82

Income (loss) before taxes	(6,207)	(383)
Income tax benefit (expense)	2,315	145

Net loss attributable to Forestar Group Inc.	$(3,892)	$(238)

Earnings per share – Basic:
Net (loss) income	$(0.11)	$(0.01)

Average basic shares outstanding	35.7	35.4

Supplemental Financial Information

	First Quarter	First Quarter
($ In thousands)	2009	2008
Borrowings under credit facility	$244,700	$194,300
Other debt*	104,483	90,590

Total Debt	$349,183	$284,890

*	Consists principally of consolidated venture non-recourse debt.

(a)	First quarter 2009 general and administrative costs include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.

Information about our real estate projects and our ventures for first quarter-end 2009 follows:

	First Quarter
	2009	2008
Owned & Consolidated Ventures:
Entitled, developed and under development projects
Number of projects	54	54
Residential lots remaining	20,467	19,985
Commercial acres remaining	1,704	1,385
Undeveloped land and land in entitlement process
Number of projects	22	21
Acres in entitlement process	32,520	30,200
Acres undeveloped	307,093	320,749
Ventures accounted for using the equity method:
Ventures’ lot sales (first three months)
Lots sold	29	64
Revenue per lot sold	$73,647	$59,242
Ventures’ entitled, developed, and under development projects
Number of projects	21	21
Residential lots remaining	9,298	9,319
Commercial acres sold (first three months)	4	22
Revenue per acre sold	$196,996	$85,000
Commercial acres remaining	645	697
Ventures’ undeveloped land and land in entitlement process
Number of projects	2	2
Acres in entitlement process	1,080	870
Acres sold (first three months)	—	—
Revenue per acre sold	—	—
Acres undeveloped	5,641	6,127

A summary of projects in the entitlement process(a) at first quarter-end 2009 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Creekview	Troup	470
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Hutchinson Mill	Troup	880
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Three Creeks	Troup	740
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		33,600

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at first quarter-end 2009 follows:

Residential Lots (c)	Commercial Acres (d)
Lots Sold	Acres Sold
Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own California
San Joaquin River	Contra
Costa/Sacramento	100%	—	—	—	288

Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	493	2	8
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Westlake Highlands	Jefferson	100%	—	21	—	—

Texas
Arrowhead Ranch	Hays	100%	—	232	—	6
Caruth Lakes	Rockwall	100%	245	404	—	—
Cibolo Canyons	Bexar	100%	554	1,193	64	81
Harbor Lakes	Hood	100%	199	250	—	14
Harbor Mist	Calhoun	100%	—	200	—	—
Hunter’s Crossing	Bastrop	100%	308	183	38	68
La Conterra	Williamson	100%	34	475	—	60
Maxwell Creek	Collin	100%	650	361	10	—
Oak Creek Estates	Comal	100%	9	639	13	—
The Colony	Bastrop	100%	409	2,236	22	49
The Gables at North Hill	Collin	100%	195	88	—	—
The Preserve at Pecan Creek	Denton	100%	209	609	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	16
Westside at Buttercup Creek	Williamson	100%	1,281	240	66	—
Other projects (7)	Various	100%	1,544	25	197	23

Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (14)	Various	100%	—	2,836	—	705
Missouri and Utah
Other projects (2)	Various	100%	400	364	—	—

6,152	14,290	591	1,576

Projects in entities we consolidate
Texas
City Park	Harris	75%	1,099	212	50	105
Lantana	Denton	55	% (e)	414	1,867	—	—
Light Farms	Collin	65%	—	2,517	—	—
Stoney Creek	Dallas	90%	59	695	—	—
Timber Creek	Collin	88%	—	614	—	—
Other projects (5)	Various	Various	935	272	24	23

2,507	6,177	74	128

Total owned and consolidated	8,659	20,467	665	1,704
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	634	446	26	—
The Georgian	Paulding	38%	288	1,097	—	—
Other projects (5)	Various	Various	1,845	249	3	—

Texas
Bar C Ranch	Tarrant	50%	176	1,023	—	—
Fannin Farms West	Tarrant	50%	265	115	—	15
Lantana	Denton	Various	(e)	1,427	43	14	75
Long Meadow Farms	Fort Bend	19%	604	1,502	72	138
Southern Trails	Brazoria	40%	326	736	—	—
Stonewall Estates	Bexar	25%	180	201	—	—
Summer Creek Ranch	Tarrant	50%	796	1,772	—	363
Summer Lakes	Fort Bend	50%	325	798	56	—
Village Park	Collin	50%	339	221	3	2
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (2)	Various	Various	294	230	—	15
Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures	7,972	9,298	174	645

Combined Total	16,631	29,765	839	2,349

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 15 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our commercial operating properties, commercial projects and condominium projects at first quarter-end 2009 follows:

			Interest
Project	County	Market	Owned(a)	Type	Description
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Presidio at Judge’s Hill	Travis	Austin	60%	Condo	45 units

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.